                                                                    EXHIBIT 21.1



                     LIST OF SUBSIDIARIES OF THE REGISTRANT


                             Dura Operating Corp.
                          Dura de Mexico S.A. de C.V.
                            Dura Automotive Shifter
                               System Operations